For Immediate Release
Aug. 5, 2011
PNM Resources Reports 2011 Second Quarter Results
Conference call scheduled for 11 a.m. Eastern today
SECOND QUARTER SUMMARY

•	GAAP (generally accepted accounting principles) losses of $0.14 per diluted share, compared with earnings of $0.25 per diluted share in 2010

•	Ongoing earnings of $0.20 per diluted share, compared with $0.21 per diluted share in 2010
YEAR-TO-DATE SUMMARY

•	GAAP earnings of $0.04 per diluted share, compared with $0.16 per diluted share in 2010

•	Ongoing earnings of $0.24 per diluted share, compared with $0.27 per diluted share in 2010
(ALBUQUERQUE, N.M.) - PNM Resources (NYSE: PNM) today reported unaudited 2011 second quarter consolidated GAAP losses of $12.6 million, or $0.14 per diluted share, compared with earnings of $22.9 million, or $0.25 per diluted share, in 2010. GAAP results primarily reflect the impact of regulatory disallowances based on the July 28 oral decision by the N.M. Public Regulation Commission regarding the PNM electric rate case.

Quarterly unaudited, consolidated ongoing earnings were $18.2 million, or $0.20 per diluted share, compared with $19.3 million, or $0.21 per diluted share, in 2010. Ongoing earnings exclude various special items, but include the post-impairment losses of Optim Energy. Reconciliations of GAAP to non-GAAP measures such as ongoing earnings and EBITDA (earnings before interest charges, income taxes, depreciation and amortization) are shown on the attached schedules 1 through 8.

“Although we have an oral decision from the July 28 Commission meeting that grants $72 million in rate relief, we are awaiting the written order regarding PNM's ongoing rate case, and once we have it, we will analyze the order carefully to fully assess its impact on the utility,” said Pat Vincent-Collawn, PNM Resources president and CEO.

“We are disappointed that the Commission modified the stipulated agreement reached with key parties and supported by the hearing examiner and the Commission's own general counsel,” Vincent-Collawn said. “However we will assess the written order in light of our unrelenting focus to earn our allowed regulated returns and we will take the appropriate steps to ensure we reach those goals.

“By contrast, revenues for our other regulated utility, TNMP, now are aligned with transmission and distribution costs, and we expect TNMP to remain on track to earning its allowed return this year.

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“As expected, First Choice Power's quarterly earnings were lower this year compared with last year, but the retail electricity provider continues to demonstrate strong results. First Choice continues to make significant strides toward its goal of diversifying its portfolio and increasing commercial sales,” she said.

Quarterly financial materials are available at http://www.pnmresources.com/investors/results.cfm.
YEAR-TO-DATE RESULTS
For the first six months of 2011, PNM Resources reported unaudited consolidated GAAP earnings of $4.0 million, or $0.04 per diluted share, compared with $14.4 million, or $0.16 per diluted share, in 2010. Unaudited, consolidated ongoing earnings for the first half of 2011 were $22.0 million, or $0.24 per diluted share, compared with $24.7 million, or $0.27 per diluted share, in 2010.
SEGMENT REPORTING OF 2011 SECOND QUARTER EARNINGS
Regulated Businesses
PNM - a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•
PNM reported quarterly ongoing earnings of $12.5 million, or $0.14 per diluted share, compared with earnings of $10.7 million, or $0.12 per diluted share, in 2010. GAAP losses were $18.2 million, or $0.20 per diluted share, compared with earnings of $8.8 million, or $0.10 per diluted share, during the same period in 2010.

•
Lower outage costs, weather-normalized load growth of 1.4 percent and realized gains associated with the Palo Verde Nuclear Decommissioning Trust more than offset the expiration of the wholesale tolling agreement from Palo Verde Nuclear Generating Station Unit 3. PNM experienced a seventh consecutive quarter of load growth following six quarters of load decline.

•
In addition, GAAP results include pre-tax regulatory disallowances of $45.1 million based on a preliminary analysis of the N.M. PRC oral decision in PNM's electric rate case. These disallowances relate to regulatory assets for which the decision does not provide for recovery. While the company agreed to not seek recovery of rate case expenses and certain fuel costs, the oral decision does not provide for recovery of debt refinancings that occurred in prior years. These disallowances do not impact ongoing earnings.

TNMP - an electric transmission and distribution utility in Texas.

•
TNMP reported ongoing earnings of $6.9 million, or $0.08 per diluted share, and GAAP earnings of $4.1 million, or $0.04 per diluted share, compared with 2010 quarterly ongoing and GAAP earnings of $4.1 million, or $0.04 per diluted share, in 2010.

•
Higher retail and transmission rates and the effects of warmer weather improved earnings. Weather-normalized load growth continued a moderate trend and was 1.5 percent during the quarter. GAAP results reflect pre-tax regulatory disallowances of $3.9 million related to the adjustment of the interest rate on the competitive transition charge retroactive to 2006.

Competitive Businesses
First Choice Power - a competitive retail electric provider in Texas.

•
First Choice Power reported ongoing earnings of $9.0 million, or $0.10 per diluted share, compared with ongoing earnings of $10.7 million, or $0.12 per diluted share, in 2010. GAAP earnings were $6.6 million, or $0.07 per diluted share, compared with $16.6 million, or $0.18 per diluted share, last year.

•
A 14.8 percent increase in sales volumes as a result of warmer weather, higher per-customer usage and stronger commercial sales, combined with slightly lower bad-debt expense, were more than offset by lower customer prices and higher marketing costs.

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Optim Energy - jointly owned by PNM Resources and a subsidiary of Cascade Investment, L.L.C., Optim Energy owns interests in three electric generating plants in Texas, totaling nearly 1,200 megawatts.

•
PNM Resources' share of Optim Energy net ongoing losses was $5.6 million, or $0.06 per diluted share, compared with 2010 losses of $1.9 million, or $0.02 per diluted share. PNM Resources' share of Optim Energy's ongoing EBITDA was $2.0 million, compared with $8.9 million in 2010. Ongoing EBITDA decreased primarily because of the expired power sales contract associated with Optim Energy's Twin Oaks power facility.

NOTE: As previously reported, PNM Resources fully impaired its investment in Optim Energy at Dec. 31, 2010, and reduced the carrying value of that investment to zero. In accordance with GAAP, the post-impairment losses of Optim Energy are not reflected in PNM Resources' 2011 GAAP earnings. In the second quarter of 2010, PNM Resources' share of Optim Energy net GAAP losses was $2.3 million, or $0.02 per diluted share.
Corporate/Other - a segment that reflects costs at the PNM Resources holding company, mainly comprised of interest expense related to debt. For the purposes of this news release, the Corporate/Other segment excludes the results of Optim Energy reported above.

•
Corporate/Other reported ongoing losses of $4.5 million, or $0.05 per diluted share, and GAAP losses of $5.2 million, or $0.06 per diluted share, compared with 2010 ongoing and GAAP losses of $4.2 million, or $0.05 per diluted share.

2011 GUIDANCE RANGE
Assuming the $72 million rate increase is implemented in mid-August, PNM Resources is affirming its 2011 financial outlook. Management expects 2011 consolidated ongoing earnings to be in the range of $0.80 to $0.92 per diluted share and 2011 cash earnings to be in the range of $365 million to $390 million. The range includes the ongoing earnings estimates for the company's regulated businesses of $0.89 to $0.96 per diluted share.

Management also affirmed the 2011 ongoing EBITDA guidance ranges for First Choice Power of $43 million to $53 million and for Optim Energy of $20 million to $30 million, which represents 100 percent of Optim Energy's estimated results. PNM Resources owns a 50-percent interest in Optim Energy.
SECOND QUARTER EARNINGS CALL: 11 AM EASTERN TODAY
PNM Resources will discuss second quarter earnings results, financial forecasts and other relevant company matters during a live conference call and Web cast today at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

A live Web cast of the call will be archived at http://www.pnmresources.com/investors/events.cfm. Listeners are encouraged to visit the Web site at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by dialing (877) 377-7098 or (631) 291-4547 (international calls) and referencing “the PNM Resources second quarter earnings conference call.” A telephone replay will be available at 2 p.m. Eastern until midnight Aug. 19 by dialing (800) 642-1687 or (706) 645-9291 and using confirmation code 79756117. Supporting material for PNM Resources' earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

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E-MAIL ALERTS, RSS FEEDS AVAILABLE
PNM Resources encourages analysts, investors and other interested parties to visit www.PNMResources.com and register to automatically receive company financial information by e-mail or RSS feeds. Once registered, participants can choose from a menu to automatically receive information, including news releases, notices of Web casts and filings with the U.S. Securities and Exchange Commission. Participants can unsubscribe at any time and will not receive information that was not requested.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2010 consolidated operating revenues of $1.7 billion. Through its utility and energy subsidiaries, PNM Resources has approximately 2,630 megawatts of generation capacity and serves electricity to more than 875,300 homes and businesses in New Mexico and Texas. The company also has a 50-percent ownership of Optim Energy, which owns nearly 1,200 megawatts of generation resources in Texas. For more information, visit the company's Web site at www.PNMResources.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources', Public Service Company of New Mexico's (“PNM”), or Texas-New Mexico Power Company's (“TNMP”) (collectively, the “Company”) expectations, projections, estimates, intentions, goals, targets, and strategies, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and PNM Resources, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNM Resources, PNM, and TNMP caution readers not to place undue reliance on these statements. PNM Resources', PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. These factors include: Conditions affecting the Company's ability to access the financial markets and the Company's or Optim Energy LLC's (“Optim Energy”) ability to negotiate new credit facilities for those expiring in 2012, including disruptions in the credit markets and actions by ratings agencies affecting the Company's credit ratings, the potential unavailability of cash from PNM Resources' subsidiaries or Optim Energy due to regulatory, statutory, or contractual restrictions, the impacts of decreases in the values of marketable equity securities on the trust funds maintained to provide nuclear decommissioning funding and pension and other postretirement benefits, including the levels of funding and expense, the recession and its impacts on the electricity usage of the Company's customers, state and federal regulatory, legislative, and judicial decisions and actions, including the outcomes of PNM's pending electric rate case and transmission rate case, and appeals of prior regulatory proceedings, the ability of PNM to successfully defend the utilization of a future test year in its electric rate filings with the New Mexico Public Regulation Commission (“NMPRC”), including PNM's ability to withstand challenges by regulators and intervenors, the ability of the Company to successfully forecast and manage its operating and capital expenditures, particularly in the context of a future test year rate case with respect to PNM, the ability of PNM and TNMP to recover their costs and earn their allowed returns in their regulated jurisdictions, the ability of PNM to meet the renewable energy requirements established by the NMPRC, including the resource diversity requirement, within the specified cost parameters, the risk that replacement power costs incurred by PNM related to not meeting the specified capacity factor for its generating units under its emergency fuel and purchased power adjustment clause will not be approved by the NMPRC, the risk that PNM may not be able to recover the increased costs of rights-of-way renewals on Native American lands through rates charged to customers, the ongoing risks relating to PNM Resources' ownership interest in Optim Energy, uncertainties surrounding PNM Resources' assessments of strategic alternatives for its competitive businesses, FCP Enterprises, Inc. (“First Choice”) and Optim Energy, the risk that Optim Energy requires additional financial sources to expand its generation capacity, or otherwise, but is unable to identify and implement profitable acquisitions or that PNM Resources and ECJV Holdings, LLC will not agree to make additional capital contributions to Optim Energy, state and federal regulation or legislation relating to climate change, reduction of greenhouse gas emissions, coal combustion byproducts, nitrogen oxide, and other power plant emissions, including the risk that the Company and Optim Energy may have to commit to substantial capital investments and additional operating costs to comply with new environmental requirements, including possible future requirements to address regional haze regulations and related Best Available Retrofit Technology requirements and concerns about global climate change, and the resultant impacts on the operations and economic viability of generating plants in which PNM and Optim Energy have interests, the performance of generating units, including the Palo Verde Nuclear Generating Station (“PVNGS”), the San Juan Generating Station, the Four Corners Power Plant, and Optim Energy generating units, transmission systems, and distribution systems, which could be negatively affected by major equipment failures, major weather disruptions, disruptions in fuel supply, and other significant operational issues, financial and operational risks at PVNGS relating to the regulatory review and actions in response to the events at the Fukushima Daiichi Nuclear Power Plant in Japan, the risks associated with completion of generation, transmission, distribution, and other projects, including construction delays and unanticipated cost overruns, uncertainty regarding the requirements and related costs of decommissioning power plants owned or partially owned by PNM and Optim Energy and coal mines supplying certain PNM power plants, as well as the ability to recover decommissioning costs from customers, uncertainty surrounding the status of PNM's participation in jointly-owned generation projects resulting from the scheduled expiration of the operational documents for the projects beginning in 2016 and potential changes in the objectives of the participants in the projects, the risk that recently enacted reliability standards regarding available transmission capacity may reduce certain PNM transmission rights used to transmit its generation resources and provide access to transmission customers resulting in a need to purchase additional transmission capacity, reduce sales of transmission capacity, or operate generation less economically, changes in Electric Reliability Council of Texas (“ERCOT”) protocols, changes in the cost of power acquired by First Choice and changes in the retail price of power in ERCOT, the ability of First Choice to attract and retain customers, collections experience, fluctuations in interest rates, weather, water supply, changes in fuel costs, availability of fuel supplies, the effectiveness of risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, the impact of mandatory energy efficiency measures on customer energy usage, variability of wholesale power prices and natural gas prices, volatility and liquidity in the wholesale power markets and the natural gas markets, uncertainty regarding the ongoing validity of government programs for emission allowances, changes in the competitive environment in the electric industry, the outcome of legal proceedings, the extent of insurance coverage available for claims made in litigation, changes in applicable accounting principles, and the performance of state, regional, and national economies.

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Non-GAAP Financial Measures
The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) and EBITDA (earnings before interest charges, income taxes, depreciation and amortization) and ongoing EBITDA to evaluate the operations of the Company and to establish goals for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (GAAP). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company's calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Management is generally not able to estimate the impact of the reconciling items between ongoing earnings guidance and forecasted GAAP earnings, nor their probable impact on GAAP earnings; therefore, management is generally not able to provide a corresponding GAAP equivalent for earnings guidance. In addition, The Company uses forecasts of ongoing EBITDA and cash earnings guidance to provide investors with management's expectations of additional indicators of ongoing financial performance. Since forecasts of EBITDA and cash earnings are derived from forecasted ongoing earnings, management is not able reconcile these items to a GAAP equivalent.

CONTACTS:
Analysts                    Analysts & Media
Gina Jacobi                    Frederick Bermudez
Director, Investor Relations        (505) 241-4831
(505) 241-2211

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PNM Resources
Schedule 1
Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	Quarter Ended June 30, 2011
	(in thousands)

	PNM Electric	TNMP Electric	First Choice	Optim Energy (50%)	Corporate and Other	Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR:	$(18,194)	$4,102	$6,622	$—	$(5,152)	$(12,622)

Adjusting items, net of income tax effects*
Mark-to-market impact of economic hedges	276	—	2,285	(1,769)	—	792
Net change in unrealized impairments of NDT securities	1,360	—	—	—	—	1,360
Strategic alternatives - competitive businesses	—	—	—	—	558	558
Process improvement initiatives	1,764	286	62	—	47	2,159
Equity in net earnings (loss) of Optim Energy	—	—	—	(3,839)	—	(3,839)
Regulatory disallowances**	27,248	2,550	—	—	—	29,798
Total Adjustments	30,648	2,836	2,347	(5,608)	605	30,828

Ongoing Earnings (Loss)	$12,454	$6,938	$8,969	$(5,608)	$(4,547)	$18,206

	Six Months Ended June 30, 2011
	(in thousands)

	PNM Electric	TNMP Electric	First Choice	Optim Energy (50%)	Corporate and Other	Consolidated

GAAP Net Earnings (Loss) Attributable to PNMR:	$(14,544)	$8,265	$20,111	$—	$(9,817)	$4,015

Adjusting items, net of income tax effects*
Mark-to-market impact of economic hedges	(877)	—	(3,569)	(794)	—	(5,240)
Net change in unrealized impairments of NDT securities	(355)	—	—	—	—	(355)
Strategic alternatives - competitive business	—	—	—	—	907	907
Process improvement initiatives	1,764	286	62	—	47	2,159
Equity in net earnings (loss) of Optim Energy	—	—	—	(9,322)	—	(9,322)
Regulatory disallowances**	27,248	2,550	—	—	—	29,798
Total Adjustments	27,780	2,836	(3,507)	(10,116)	954	17,947

Ongoing Earnings (Loss)	$13,236	$11,101	$16,604	$(10,116)	$(8,863)	$21,962

* Income tax effects calculated using tax rates of 35.65% for First Choice, 35.00% for TNMP and 39.59% for all other segments unless otherwise indicated.
** PNM's regulatory disallowances are based on a preliminary analysis of the NMPRC oral decision in PNM's rate case. The analysis is continuing and it is possible that certain items could be reversed.

PNM Resources
Schedule 2
Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	Quarter Ended June 30, 2010
	(in thousands)

	PNM Electric	TNMP Electric	First Choice	Optim Energy (50%)	Corporate and Other	Consolidated

GAAP Net Earnings (Loss) Attributable to PNMR:	$8,770	$4,106	$16,553	$(2,331)	$(4,220)	$22,878

Adjusting items, net of income tax effects*
Mark-to-market impact of economic hedges	191	—	(5,890)	386	—	(5,313)
Net change in unrealized impairments of NDT securities	1,422	—	—	—	—	1,422
Loss on reacquired debt	282	—	—	—	—	282
Total Adjustments	1,895	—	(5,890)	386	—	(3,609)

Ongoing Earnings (Loss)	$10,665	$4,106	$10,663	$(1,945)	$(4,220)	$19,269

	Six Months Ended June 30, 2010
	(in thousands)

	PNM Electric	TNMP Electric	First Choice	Optim Energy (50%)	Corporate and Other	Consolidated

GAAP Earnings (Loss) Attributable to PNMR:	$13,085	$5,750	$9,100	$(4,960)	$(8,546)	$14,429

Adjusting items, net of income tax effects*
Mark-to-market impact of economic hedges	3,409	—	11,979	(919)	—	14,469
Net change in unrealized impairments of NDT securities	697	—	—	—	—	697
Loss on reacquired debt	282	—	—	—	—	282
Disposition of litigation	(5,141)	—	—	—	—	(5,141)
Total Adjustments	(753)	—	11,979	(919)	—	10,307

Ongoing Earnings (Loss)	$12,332	$5,750	$21,079	$(5,879)	$(8,546)	$24,736

* Income tax effects calculated using tax rates of 35.65% for First Choice and TNMP and 39.59% for all other segments unless otherwise indicated.

PNM Resources
Schedule 3
Reconciliation of Ongoing to GAAP Earnings Per Diluted Share
(Preliminary and Unaudited)

	Quarter Ended June 30, 2011
	(earnings per diluted share)

	PNM Electric	TNMP Electric	First Choice	Optim Energy (50%)	Corporate and Other	Consolidated

GAAP Net Earnings (Loss) Attributable to PNMR:	$(0.20)	$0.04	$0.07	$—	$(0.06)	$(0.14)

Adjusting items
Mark-to-market impact of economic hedges	—	—	0.03	(0.02)	—	0.01
Net change in unrealized impairments of NDT securities	0.02	—	—	—	—	0.02
Strategic alternatives - competitive businesses	—	—	—	—	0.01	0.01
Process improvement initiatives	0.02	—	—	—	—	0.02
Equity in net earnings (loss) of Optim Energy	—	—	—	(0.04)	—	(0.04)
Regulatory disallowances*	0.30	0.03	—	—	—	0.32
Total Adjustments	0.34	0.03	0.03	(0.06)	0.01	0.34

Ongoing Earnings (Loss)	$0.14	$0.08	$0.10	$(0.06)	$(0.05)	$0.20

Average Shares Outstanding (Basic and Diluted):		91,589,994

	Six Months Ended June 30, 2011
	(earnings per diluted share)

	PNM Electric	TNMP Electric	First Choice	Optim Energy (50%)	Corporate and Other	Consolidated

GAAP Net Earnings (Loss) Attributable to PNMR:	$(0.16)	$0.09	$0.22	$—	$(0.11)	$0.04

Adjusting items
Mark-to-market impact of economic hedges	(0.01)	—	(0.04)	(0.01)	—	(0.06)
Net change in unrealized impairments of NDT securities	—	—	—	—	—	—
Strategic alternatives - competitive businesses	—	—	—	—	0.01	0.01
Process improvement initiatives	0.02	—	—	—	—	0.02
Equity in net earnings (loss) of Optim Energy	—	—	—	(0.10)	—	(0.10)
Regulatory disallowances*	0.30	0.03	—	—	—	0.32
Total Adjustments	0.30	0.03	(0.04)	(0.11)	0.01	0.19

Ongoing Earnings (Loss)	$0.14	$0.12	$0.18	$(0.11)	$(0.10)	$0.24

Average Shares Outstanding (Diluted):		92,102,430

Tables may not appear visually accurate due to rounding.
* PNM's regulatory disallowances are based on a preliminary analysis of the NMPRC oral decision in PNM's rate case. The analysis is continuing and it is possible that certain items could be reversed.

PNM Resources
Schedule 4
Reconciliation of Ongoing to GAAP Earnings Per Diluted Share
(Preliminary and Unaudited)

	Quarter Ended June 30, 2010
	(earnings per diluted share)

	PNM Electric	TNMP Electric	First Choice	Optim Energy (50%)	Corporate and Other	Consolidated

GAAP Net Earnings (Loss) Attributable to PNMR:	$0.10	$0.04	$0.18	$(0.02)	$(0.05)	$0.25

Adjusting items
Mark-to-market impact of economic hedges	—	—	(0.06)	—	—	(0.06)
Net change in unrealized impairments of NDT securities	0.02	—	—	—	—	0.02
Loss on reacquired debt	—	—	—	—	—	—
Total Adjustments	0.02	—	(0.06)	—	—	(0.04)

Ongoing Earnings (Loss)	$0.12	$0.04	$0.12	$(0.02)	$(0.05)	$0.21

Average Diluted Shares Outstanding:	91,832,650

	Six Months Ended June 30, 2010
	(earnings per diluted share)

	PNM Electric	TNMP Electric	First Choice	Optim Energy (50%)	Corporate and Other	Consolidated

GAAP Earnings (Loss) Attributable to PNMR:	$0.14	$0.06	$0.10	$(0.05)	$(0.09)	$0.16

Adjusting items
Mark-to-market impact of economic hedges	0.04	—	0.13	(0.01)	—	0.16
Net change in unrealized impairments of NDT securities	0.01	—	—	—	—	0.01
Loss on reacquired debt	—	—	—	—	—	—
Disposition of litigation	(0.06)	—	—	—	—	(0.06)
Total Adjustments	(0.01)	—	0.13	(0.01)	—	0.11

Ongong Earnings (Loss)	$0.13	$0.06	$0.23	$(0.06)	$(0.09)	$0.27

Average Diluted Shares Outstanding:	91,694,218

Tables may not appear visually accurate due to rounding.

PNM Resources
Schedule 5
Segment Reconciliation of GAAP Net Earnings to Ongoing EBITDA
(Earnings Before Interest Charges, Income Taxes, Depreciation and Amortization)
(Preliminary and Unaudited)
(in millions)

	Quarter Ended June 30, 2011
	PNM Electric	TNMP Electric	First Choice	Corporate and Other*	Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR	$(18.2)	$4.1	$6.6	$(5.2)	$(12.6)

Interest charges	18.0	7.3	0.1	5.1	30.5
Income taxes	(11.8)	2.5	3.7	(3.6)	(9.2)
Depreciation and amortization	22.9	10.7	0.4	4.3	38.3

EBITDA	10.9	24.6	10.8	0.6	47.0

GAAP to ongoing adjustments (before tax)	50.0	4.4	3.7	(8.4)	49.7

Ongoing EBITDA	$60.9	$29.0	$14.5	$(7.8)	$96.7

	Six Months Ended June 30, 2011
	PNM Electric	TNMP Electric	First Choice	Corporate and Other*	Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR	$(14.5)	$8.3	$20.1	$(9.8)	$4.0

Interest charges	36.1	14.6	0.3	10.1	61.1
Income taxes	(9.4)	5.1	11.2	(6.6)	0.3
Depreciation and amortization	46.6	21.0	0.6	8.5	76.7

EBITDA	58.8	49.0	32.2	2.2	142.1

Ongoing adjustments (before tax)	44.5	4.3	(5.4)	(15.1)	28.4

Ongoing EBITDA	$103.3	$53.3	$26.8	$(12.9)	$170.5

* Corporate & Other segment includes equity in net earnings (loss) of Optim Energy. See Schedule 7 for calculation of Optim Energy ongoing EBITDA.

Tables may not appear visually accurate due to rounding.

PNM Resources
Schedule 6
Segment Reconciliation of GAAP Net Earnings to Ongoing EBITDA
(Earnings Before Interest Charges, Income Taxes, Depreciation and Amortization)
(Preliminary and Unaudited)
(in millions)

	Quarter Ended June 30, 2010
	PNM Electric	TNMP Electric	First Choice	Corporate and Other*	Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR	$8.8	$4.1	$16.6	$(6.6)	$22.9

Interest charges	18.4	8.0	0.4	5.0	31.8
Income taxes	5.9	2.7	9.3	(4.4)	13.5
Depreciation and amortization	22.9	10.0	0.2	4.3	37.4

EBITDA	56.0	24.8	26.5	(1.7)	105.6

GAAP to ongoing adjustments (before tax)	2.4	—	(9.2)	0.8	(6.0)

Ongoing EBITDA	$58.4	$24.8	$17.3	$(0.9)	$99.6

	Six Months Ended June 30, 2010
	PNM Electric	TNMP Electric	First Choice	Corporate and Other*	Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR	$13.1	$5.8	$9.1	$(13.6)	$14.4

Interest charges	36.5	15.8	0.7	10.2	63.2
Income taxes	8.8	3.7	5.1	(9.0)	8.6
Depreciation and amortization	45.8	20.1	0.5	8.3	74.7

EBITDA	104.2	45.4	15.4	(4.1)	160.9

GAAP to ongoing adjustments (before tax)	(2.7)	—	18.6	(1.5)	14.4

Ongoing EBITDA	$101.5	$45.4	$34.0	$(5.6)	$175.3

* Corporate & Other segment includes equity in net earnings (loss) of Optim Energy. See Schedule 7 for calculation of Optim Energy ongoing EBITDA.
Tables may not appear visually accurate due to rounding.

PNM Resources
Schedule 7
Calculation of Optim Energy Ongoing EBITDA
(Earnings Before Interest Charges, Income Taxes, Depreciation and Amortization)
(Preliminary and Unaudited)

	Quarter Ended	Six Months Ended
	June 30, 2011	June 30, 2011
	(in millions)

GAAP Net Earnings (Loss)	$(12.7)	$(30.9)

Interest expense	4.0	8.0
Income tax	0.1	0.1
Depreciation and amortization expense	13.1	24.7
Mark-to-market impact of economic hedges	(5.9)	(2.6)
Purchase accounting amortizations	5.3	11.5

Ongoing Optim Energy EBITDA	3.9	10.8

50 percent of Ongoing EBITDA (PNMR share)	$2.0	$5.4

	Quarter Ended	Six Months Ended
	June 30, 2010	June 30, 2010
	(in millions)

GAAP Net Earnings (Loss)	$(6.5)	$(14.4)

Interest expense	4.7	9.3
Income tax	—	0.1
Depreciation and amortization expense	12.9	24.9
Mark-to-market impact of economic hedges	1.3	(3.0)
Purchase accounting amortizations	5.4	10.7

Ongoing Optim Energy EBITDA	17.8	27.6

50 percent of Ongoing EBITDA (PNMR share)	$8.9	$13.8

PNM Resources
Schedule 8
Reconciliation of Ongoing (non-GAAP) Net Earnings
to GAAP Consolidated Statement of Earnings (Loss)
(Preliminary and Unaudited)
(in thousands, except per share data)

	Six Months Ended June 30,
	2011				2010
	GAAP	Adjustments		Ongoing	GAAP	Adjustments		Ongoing
	(in thousands, except per share data)

Operating revenues	$803,249	$(739)	(a)	$802,510	$789,212	$3,273	(a)	$792,485
Cost of energy	331,961	15,777	(b)	347,738	342,069	(11,757)	(h)	330,312
Gross margin	471,288	(16,516)		454,772	447,143	15,030		462,173
Other operating expenses	337,090	(55,513)	(c)	281,577	288,332	(1,417)	(d)	286,915
Depreciation and amortization	76,745	(1,416)	(d)	75,329	74,655	(1,415)	(d)	73,240
Operating income (loss)	57,453	40,413		97,866	84,156	17,862		102,018
Equity in net earnings (loss) of Optim Energy	—	(16,745)	(e)	(16,745)	(8,210)	(1,521)	(a)	(9,731)
Net other income (deductions)	14,909	(589)	(f)	14,320	16,866	(6,890)	(i)	9,976
Interest charges	(61,127)	—		(61,127)	(63,171)	—		(63,171)
Earnings (Loss) before Income Taxes	11,235	23,079		34,314	29,641	9,451		39,092
Income Taxes (Benefit)	304	11,784	(g)	12,088	8,552	5,540	(g)	14,092
Net Earnings (Loss)	10,931	11,295		22,226	21,089	3,911		25,000
Earnings Attributable to Valencia Non-controlling Interest	(6,652)	6,652	(d)	—	(6,396)	6,396	(d)	—
Preferred Stock Dividend Requirements of Subsidiary	(264)	—		(264)	(264)	—		(264)
Net Earnings (Loss) Attributable to PNMR	$4,015	$17,947		$21,962	$14,429	$10,307		$24,736

Net Earnings (Loss) Attributable to PNMR per Common Share:
Basic	$0.04	$0.20		$0.24	$0.16	$0.11		$0.27
Diluted	$0.04	$0.20		$0.24	$0.16	$0.11		$0.27

Average common shares outstanding:
Basic	91,600				91,553
Diluted	92,103				91,694

(a) Mark-to-market impact of economic hedges
(b) Mark-to-market impact of economic hedges $6,258; Consolidation of Valencia $9,519
(c) Consolidation of Valencia $(1,451); Regulatory disallowances $(49,028); Process improvement initiatives $(3,534); Strategic alternatives - competitive business $(1,500)
(d) Consolidation of Valencia
(e) Equity in net earnings (loss) of Optim Energy $(15,431); Mark-to-market impact of economic hedges $(1,314)
(f) Net change in unrealized impairments of NDT securities
(g) Net taxes on adjusting items
(h) Mark-to-market impact of economic hedges $(20,985); Consolidation of Valencia $9,228
(i) Disposition of litigation $(8,509); Net change in unrealized impairment of NDT securities $1,153; Loss on reaquired debt $466

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(In thousands, except per share amounts)
Electric Operating Revenues	$415,586	$405,817	$803,249	$789,212
Operating Expenses:
Cost of energy	173,454	151,181	331,961	342,069
Administrative and general	68,795	62,420	127,260	125,205
Energy production costs	47,127	51,811	95,779	105,696
Regulatory disallowances	49,028	—	49,028	—
Depreciation and amortization	38,272	37,376	76,745	74,655
Transmission and distribution costs	18,161	15,672	35,038	29,562
Taxes other than income taxes	15,515	13,683	29,985	27,869
Total operating expenses	410,352	332,143	745,796	705,056
Operating income	5,234	73,674	57,453	84,156
Other Income and Deductions:
Interest income	4,234	5,083	8,261	10,110
Gains (losses) on investments held by NDT	5,894	(1,342)	11,797	400
Other income	809	1,171	1,804	11,370
Equity in net earnings (loss) of Optim Energy	—	(3,858)	—	(8,210)
Other deductions	(3,881)	(3,173)	(6,953)	(5,014)
Net other income (deductions)	7,056	(2,119)	14,909	8,656
Interest Charges	30,512	31,761	61,127	63,171
Earnings (Loss) before Income Taxes	(18,222)	39,794	11,235	29,641
Income Taxes (Benefit)	(9,202)	13,492	304	8,552
Net Earnings (Loss)	(9,020)	26,302	10,931	21,089
(Earnings) Attributable to Valencia Non-controlling Interest	(3,470)	(3,292)	(6,652)	(6,396)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)	(264)	(264)
Net Earnings (Loss) Attributable to PNMR	$(12,622)	$22,878	$4,015	$14,429
Net Earnings (Loss) Attributable to PNMR per Common Share:
Basic	$(0.14)	$0.25	$0.04	$0.16
Diluted	$(0.14)	$0.25	$0.04	$0.16
Dividends Declared per Common Share	$0.125	$0.125	$0.250	$0.250

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2011	December 31, 2010
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$14,023	$15,404
Accounts receivable, net of allowance for uncollectible accounts of $9,275 and $11,178	103,824	97,245
Unbilled revenues	97,513	71,453
Other receivables	46,596	58,901
Affiliate receivables	2,392	1,661
Materials, supplies, and fuel stock	51,370	52,479
Regulatory assets	29,608	36,292
Commodity derivative instruments	18,840	15,999
Income taxes receivable	102,317	97,450
Current portion of accumulated deferred income taxes	886	886
Other current assets	99,919	96,110
Total current assets	567,288	543,880
Other Property and Investments:
Investment in PVNGS lessor notes	90,555	103,871
Investments held by NDT	168,513	156,922
Other investments	15,645	18,791
Non-utility property, net of accumulated depreciation of $2,333 and $2,307	12,317	7,333
Total other property and investments	287,030	286,917
Utility Plant:
Plant in service and plant held for future use	4,959,239	4,860,614
Less accumulated depreciation and amortization	1,665,970	1,626,693
	3,293,269	3,233,921
Construction work in progress	139,340	137,622
Nuclear fuel, net of accumulated amortization of $29,993 and $26,247	79,906	72,901
Net utility plant	3,512,515	3,444,444
Deferred Charges and Other Assets:
Regulatory assets	449,639	502,467
Goodwill	321,310	321,310
Other intangible assets, net of accumulated amortization of $5,511 and $5,414	26,329	26,425
Commodity derivative instruments	7,754	5,264
Other deferred charges	100,808	94,376
Total deferred charges and other assets	905,840	949,842
	$5,272,673	$5,225,083

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2011	December 31, 2010
	(In thousands, except share information)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$304,000	$222,000
Current installments of long-term debt	2,252	2,252
Accounts payable	111,460	95,969
Accrued interest and taxes	45,852	47,783
Regulatory liabilities	919	724
Commodity derivative instruments	27,285	31,407
Dividends declared	132	11,565
Other current liabilities	97,547	108,424
Total current liabilities	589,447	520,124
Long-term Debt	1,563,916	1,563,595
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes	532,107	540,106
Accumulated deferred investment tax credits	16,930	18,089
Regulatory liabilities	356,807	342,465
Asset retirement obligations	75,483	76,637
Accrued pension liability and postretirement benefit cost	250,671	270,172
Commodity derivative instruments	13,770	12,831
Other deferred credits	149,610	147,616
Total deferred credits and other liabilities	1,395,378	1,407,916
Total liabilities	3,548,741	3,491,635
Commitments and Contingencies (See Note 9)
Cumulative Preferred Stock of Subsidiary
without mandatory redemption requirements ($100 stated value, 10,000,000 shares authorized: issued and outstanding 115,293 shares)	11,529	11,529
Equity:
PNMR Convertible Preferred Stock, Series A without mandatory redemption requirements (no stated value, 10,000,000 shares authorized: issued and outstanding 477,800 shares)	100,000	100,000
PNMR common stockholders’ equity:
Common stock outstanding (no par value, 120,000,000 shares authorized: issued and outstanding 86,673,174 shares)	1,290,969	1,290,465
Accumulated other comprehensive income (loss), net of income taxes	(70,691)	(68,666)
Retained earnings	307,528	314,943
Total PNMR common stockholders’ equity	1,527,806	1,536,742
Non-controlling interest in Valencia	84,597	85,177
Total equity	1,712,403	1,721,919
	$5,272,673	$5,225,083

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2011	2010
	(In thousands)
Cash Flows From Operating Activities:
Net earnings	$10,931	$21,089
Adjustments to reconcile net earnings to net cash flows from operating activities:
Depreciation and amortization	97,404	89,608
PVNGS firm-sales contract revenue	(2,558)	(28,856)
Bad debt expense	11,732	13,035
Deferred income tax expense	7,055	15,649
Equity in net (earnings) loss of Optim Energy	—	8,210
Net unrealized (gains) losses on derivatives	(6,996)	24,752
Realized (gains) on investments held by NDT	(11,797)	(400)
Stock based compensation expense	2,867	1,962
Regulatory disallowances	49,028	—
Other, net	2,115	2,288
Changes in certain assets and liabilities:
Accounts receivable and unbilled revenues	(44,371)	(23,643)
Materials, supplies, and fuel stock	1,109	(1,615)
Other current assets	1,679	(34,909)
Other assets	(257)	(5,739)
Accounts payable	6,101	(476)
Accrued interest and taxes	(6,798)	55,024
Other current liabilities	(10,532)	(44,694)
Other liabilities	(21,972)	(15,083)
Net cash flows from operating activities	84,740	76,202

Cash Flows From Investing Activities:
Additions to utility and non-utility plant	(153,168)	(136,296)
Proceeds from sales of investments held by NDT	94,890	36,285
Purchases of investments held by NDT	(96,410)	(37,850)
Return of principal on PVNGS lessor notes	15,374	14,216
Investments in Optim Energy	—	(16,407)
Other, net	760	1,416
Net cash flows from investing activities	(138,554)	(138,636)

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2011	2010
	(In thousands)
Cash Flows From Financing Activities:
Short-term borrowings (repayments), net	82,000	87,000
Long-term borrowings	—	403,845
Repayment of long-term debt	—	(403,845)
Proceeds from stock option exercise	2,172	778
Purchases to satisfy awards of common stock	(4,535)	(2,269)
Excess tax (shortfall) from stock-based payment arrangements	—	(114)
Dividends paid	(23,127)	(23,127)
Equity transactions with Valencia’s owner	(7,232)	(7,019)
Payments received on PVNGS firm-sales contracts	2,558	15,233
Proceeds from transmission interconnection agreements	589	—
Debt issuance costs and other	8	(3,592)
Net cash flows from financing activities	52,433	66,890

Change in Cash and Cash Equivalents	(1,381)	4,456
Cash and Cash Equivalents at Beginning of Period	15,404	14,641
Cash and Cash Equivalents at End of Period	$14,023	$19,097

Supplemental Cash Flow Disclosures:
Interest paid, net of capitalized interest	$57,930	$61,188
Income taxes paid (refunded), net	$(1,775)	$(63,408)

The following table shows PNM Electric operating revenues by customer class, including intersegment revenues and average number of customers:

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change
		(In millions, except customers)
Residential	$78.5	$79.2	$(0.7)	$166.7	$163.6	$3.1
Commercial	95.1	91.7	3.4	172.0	164.6	7.4
Industrial	22.6	20.7	1.9	43.3	41.0	2.3
Public authority	5.6	5.0	0.6	10.4	9.4	1.0
Other retail	2.4	3.0	(0.6)	4.5	4.9	(0.4)
Transmission	10.9	9.1	1.8	21.0	18.9	2.1
Firm requirements wholesale	7.4	6.9	0.5	17.0	15.1	1.9
Other sales for resale	17.2	28.6	(11.4)	37.8	59.2	(21.4)
Mark-to-market activity	(0.5)	(1.1)	0.6	0.8	(3.1)	3.9
	$239.2	$243.1	$(3.8)	$473.5	$473.6	$(0.1)
Average retail customers (thousands)	503.7	501.3	2.4	503.7	501.1	2.6

The following table shows PNM Electric GWh sales by customer class:

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change
			(Gigawatt hours)
Residential	729.4	744.3	(14.9)	1,581.3	1,602.8	(21.5)
Commercial	1,038.4	1,024.6	13.8	1,930.3	1,905.8	24.5
Industrial	397.1	363.9	33.2	758.4	713.7	44.7
Public authority	72.5	63.6	8.9	130.0	117.8	12.2
Firm requirements wholesale	143.0	163.1	(20.1)	326.3	340.3	(14.0)
Other sales for resale	518.7	544.2	(25.5)	1,129.4	1,085.4	44.0
	2,899.1	2,903.7	(4.6)	5,855.7	5,765.8	89.9

The following table shows TNMP Electric operating revenues by retail tariff consumer class, including intersegment revenues, and average number of consumers:

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change
		(In millions, except consumers)
Residential	$23.8	$20.1	$3.7	$43.3	$39.0	$4.3
Commercial	20.9	19.7	1.2	40.3	37.2	3.1
Industrial	3.0	3.1	(0.1)	6.2	6.0	0.2
Other	12.3	9.7	2.6	24.0	18.5	5.5
	$60.0	$52.6	$7.4	$113.8	$100.7	$13.1
Average consumers (thousands) (1)	231.3	229.4	1.9	230.9	229.0	1.9

(1)
TNMP provides transmission and distribution services to REPs that provide electric service to consumers in TNMP's service territories. The number of consumers above represents the customers of these REPs. Under TECA, consumers in Texas have the ability to choose First Choice or any other REP to provide energy. The average consumers reported above include 67,268 and 76,768 consumers for the three months ended June 30, 2011 and 2010, and 68,187 and 77,981 for the six months ended June 30, 2011 and 2010, who have chosen First Choice as their REP. These consumers are also included as customers in the First Choice segment.

The following table shows TNMP Electric GWh sales by retail tariff consumer class:

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change
			(Gigawatt hours(1))
Residential	722.0	643.7	78.3	1,304.3	1,255.2	49.1
Commercial	615.4	588.5	26.9	1,122.0	1,064.9	57.1
Industrial	635.4	577.0	58.4	1,255.9	1,093.8	162.1
Other	28.3	25.8	2.5	53.9	50.6	3.3
	2,001.1	1,835.0	166.1	3,736.1	3,464.5	271.6

(1)
The GWh sales reported above include 241.6 and 246.9 GWhs for the three months ended June 30, 2011 and 2010, and 451.2 and 496.4 GWhs for the six months ended June 30, 2011 and 2010 used by consumers, who have chosen First Choice as their REP. These GWhs are also included below in the First Choice segment.

The following table shows First Choice operating revenues by customer class, including intersegment revenues, and actual number of customers:

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change
		(In millions, except customers)
Residential	$74.1	$75.3	$(1.2)	$137.7	$150.0	$(12.3)
Commercial	48.6	40.8	7.8	89.7	76.4	13.3
Other	3.3	3.8	(0.5)	7.1	7.9	(0.8)
	$126.0	$119.9	$6.1	$234.5	$234.3	$0.2
Actual customers (thousands) (1,2)	216.6	216.1	0.5	216.6	216.1	0.5

(1)	See note above in the TNMP Electric segment discussion about the impact of TECA.

(2)
Due to the competitive nature of First Choice’s business, actual customer counts are presented in the table above as a more representative business indicator than the average consumers that are shown in the table for TNMP.

The following table shows First Choice GWh electric sales by customer class:

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change
		(Gigawatt hours) (1)
Residential	570.1	549.3	20.8	1,058.7	1,099.4	(40.7)
Commercial	459.1	347.5	111.6	828.3	627.3	201.0
	1,029.2	896.8	132.4	1,887.0	1,726.7	160.3

(1)	See note above in the TNMP Electric segment discussion about the impact of TECA.